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                                                                     Exhibit (i)



                  [GENERAL ELECTRIC INVESTMENT CORPORATION]

                                                          September 8, 1987

Trustees of Elfun Diversified Fund
292 Long Ridge Road, P.O. Box 7900
Stamford, Connecticut 06904

Gentlemen:

     I have examined the Elfun Diversified Fund's Fund Agreement, dated June 1, 1987, a specimen of the Elfun Diversified Fund's form of Certificate and a specimen of the Statement of Account to be issued under and pursuant to said Fund Agreement. I am of the opinion that Elfun Diversified Fund's Certificates in the form of the specimen, when duly executed by the Unitholder Servicing Agent on behalf of the Trustees and delivered to the Unitholders subscribing therefore against payment therefore as provided in said Trust Agreement, will be valid and legally issued obligations of Elfun Diversified Fund and that the Units represented thereby will be fully paid and not liable to further assessment. I am of the further opinion that Statements of Account in the form of the specimen, when duly issued by the Unitholder Servicing Agent on behalf of the Trustees and delivered to the Unitholders subscribing for Elfun Diversified Fund's Units against payment therefore as provided in said Fund Agreement, will adequately evidence the Unitholders' ownership of such Units and fully entitle the Unitholders, at their election, to have issued to them Elfun Diversified Fund's Certificates for the number of Units specified in such Statements.

     I consent to the use of this opinion in connection with the Registration Statement on Form N-1A, to be filed by Elfun Diversified Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and consent that a copy of this opinion be filed as Exhibit F to such Registration Statement.



                                         Very truly yours,

                                         /s/ Brian T. McAnaney
                                         -----------------------------------
                                         Brian T. McAnaney